                                                                   EXHIBIT 10.11

                       POMONA FIRST FEDERAL BANK & TRUST

                     DIRECTOR'S DEFERRED COMPENSATION PLAN

                       POMONA FIRST FEDERAL BANK & TRUST
                     DIRECTOR'S DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I -   DEFINITIONS..................................................    1
     1.01     Title........................................................    1
     1.02     Bank.........................................................    1
     1.03     Board of Directors...........................................    1
     1.04     Administrative Committee.....................................    1
     1.05     Director.....................................................    1
     1.06     Participant..................................................    2
     1.07     Beneficiary..................................................    2
     1.08     Effective Date...............................................    2
     1.09     Anniversary Date.............................................    2
     1.10     Plan Year....................................................    2
     1.11     Account......................................................    2
     1.12     Compensation.................................................    2
     1.13     Normal Retirement Date.......................................    3
     1.14     Early Retirement Date........................................    3
     1.15     Net Income...................................................    3

ARTICLE II -  DEFERRAL OF COMPENSATION.....................................    4
     3.01     Amount of Deferral...........................................    4
     3.02     Filing of Application........................................    4
     3.03     Designation of Beneficiary...................................    4
     3.04     Administration of Deferrals..................................    5

ARTICLE III-  ACCRUAL OF BENEFITS..........................................    5
     4.01     Earnings on Deferrals........................................    5
     4.02     Vesting......................................................    5

ARTICLE IV -  DISTRIBUTION OF DEFERRALS....................................    5
     5.01     Payment upon Retirement......................................    5
     5.02     Payment upon Termination as a Director.......................    6
     5.03     Payment upon Death...........................................    6
     5.04     Optional Methods of Payment..................................    6
     5.05     Deferred Election............................................    7
     5.06     Disabled Participant.........................................    7
     5.07     Amount Distributable.........................................    8
     5.08     Small Benefit................................................    8
     5.09     Financial Hardship Exception.................................    8

                              TABLE OF CONTENTS

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                                                                            PAGE

ARTICLE V -   THE ADMINISTRATIVE COMMITTEE................................     8
     6.01     Administrative Committee....................................     8
     6.02     Rights and Duties...........................................     9
     6.03     Information.................................................    11
     6.04     Compensation, Indemnity, and Liability......................    11

ARTICLE VI -  AMENDMENT AND DISCONTINUANCE
     7.01     Amendments..................................................    12
     7.02     Discontinuance of Plan......................................    12

ARTICLE VII - MISCELLANEOUS
     8.01     No Interest in Assets.......................................    12
     8.02     Limitation on Rights of Directors...........................    13
     8.03     Restriction Against Assignment..............................    13
     8.04     Receipt or Release..........................................    13
     8.05     Payment on Behalf of Minor..................................    13
     8.06     Forfeiture..................................................    14
     8.07     Withholding.................................................    14
     8.08     California Law Governs......................................    14
     8.09     Interpretation..............................................    14
     8.10     Instrument in Counterparts..................................    14
     8.11     Successors and Assigns......................................    15

                       POMONA FIRST FEDERAL BANK & TRUST

                     DIRECTOR'S DEFERRED COMPENSATION PLAN

     THIS AGREEMENT evidences the terms of a Deferred Compensation Plan for Directors of Pomona First Federal Bank & Trust and is a restatement of the preexisting plan for Directors entitled the Pomona First Federal Savings and Loan Association Director's Deferred Compensation Plan.

                                  WITNESSETH:
                                  -----------

                            ARTICLE I - DEFINITIONS

1.01  TITLE

      This Plan shall be known as "The Pomona First Federal Bank & Trust Director's Deferred Compensation Plan," as now adopted or hereafter amended.

1.02  BANK

      "Bank" shall mean Pomona First Federal Bank & Trust.

1.03  BOARD OF DIRECTORS

      "Board of Directors" means the Board of Directors of Pomona First Federal Bank & Trust.

1.04  ADMINISTRATIVE COMMITTEE

      The "Administrative Committee" shall mean the committee of at least three persons appointed by the Board of Directors to perform the duties detailed in
Article VI.

1.05  DIRECTOR

      "Director" shall mean, with respect to any Plan Year, all members of the Board of Directors.

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1.06  PARTICIPANT

      "Participant" shall mean any Director who actually participated in this Plan in any Plan Year and who is entitled to a benefit hereunder.

1.07  BENEFICIARY

      "Beneficiary" or "Beneficiaries" shall mean the person or persons (including, without limitation, any trustee) last designated by a Participant to receive the benefits specified hereunder, in the event of the Participant's death, or if there is no designated Beneficiary or surviving Beneficiary, the Participant's estate.

1.08  EFFECTIVE DATE

      "Effective Date" shall mean January 1, 1987.

1.09 ANNIVERSARY DATE

     "Anniversary Date" or "Allocation Date" shall mean the 31st day of December in each year.

1.10  PLAN YEAR

      "Plan Year" shall mean each year beginning the first day of January and ending on the 31st day of December.

1.11  ACCOUNT

      "Account" shall mean the account maintained by the Administrative Committee for each Participant which is to be credited, as hereinafter set forth, with the amounts of the Participant's compensation which are deferred pursuant to this Plan, together with the earnings thereon as provided for herein.

1.12  COMPENSATION

      "Compensation" shall mean the fees due to be paid to Directors for the Plan Year (before reduction for any deferral pursuant to this Plan).

1.13  NORMAL RETIREMENT DATE

      The Participant's Normal Retirement Date shall be the annual meeting conducted in the first month of the year next succeeding the date on which the Participant must retire under the terms of the By-laws of the Bank.

1.14  EARLY RETIREMENT DATE

      The Participant's Early Retirement Date shall be the first day of any month coinciding with or next succeeding the date on which the Participant attains a total of ten (10) years of combined service on the Board or as an employee, and elects to retire.

1.15  NET INCOME

"Net Income" shall mean the earnings credited to a Participant's account, or any lesser portion of a Participant's Account pursuant to Section 4.01 of this Plan. Such earnings shall for each quarter subject to the election of the Participant, no later than 15 days prior to such quarterly period, be determined either by:

      (i) using a percentage rate and method of calculation which is the same as the maximum yield which is paid by the Bank to its general deposit base with respect to any account offered by the Bank as of the beginning of each calendar quarter and adjusted quarterly thereafter, or

      (ii) using a percentage rate which is the same as the percentage increase or decrease in the closing price of a share of Common Stock of PFF Bancorp, Inc. as such closing price is reported in the Wall Street Journal, from the first day to the last day of the period for which interest is being credited.

                     ARTICLE III- DEFERRAL OF COMPENSATION

3.01  AMOUNT OF DEFERRAL

      Any amount of the Compensation may be deferred at the discretion of the Participant.

3.02  FILING OF APPLICATION

      To be eligible for deferral of any part of Compensation that may be awarded for any Plan Year, a Director must file a written application with the Administrative Committee no later than the latest of December 1, 1987 or December 1 of the preceding Plan Year. The Administrative Committee shall notify each Director of his prospective eligibility to participate in the Plan at least thirty (30) days prior to the time he must file an application for participation. Notwithstanding the foregoing, the Administrative Committee may, in its sole and absolute discretion, permit a Director to file an application on or after December 1 if, in its judgment, is failure to do so prior to said date was due to reasonable cause, but in no event may such application be filed after December 31. The application for participation shall signify the Director's acceptance of the terms of this Plan, the portion of Compensation that he elects to defer and, where appropriate, the form of payment for amounts distributable to him as set forth herein.

     Notwithstanding the above, no further application shall be required for 1987 from any Director who was previously a participant in the Pomona First Federal Savings and Loan Association Director's Deferred Compensation Plan. Until the Effective Date of this document, the terms thereof shall be deemed incorporated herein, at which time the Director shall become subject to all of the provisions of this Plan.

3.03  DESIGNATION OF BENEFICIARY

      Upon forms provided by the Administrative Committee, each Director shall designate the Beneficiary or Beneficiaries to receive the amounts distributable in the event of such Director's death. A Participant may from time to time change the designated Beneficiary or Beneficiaries, without the consent of such Beneficiary or Beneficiaries, by filing a new designation in writing with the Administrative Committee. The spouse of a Participant shall join in any designation of the Beneficiary or Beneficiaries other than such spouse. The Bank and the Administrative Committee may rely upon the designation of the Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.

3.04  ADMINISTRATION OF DEFERRALS

      Any portion of Compensation which is deferred will be administered by the Administrative Committee.


                       ARTICLE III - ACCRUAL OF BENEFITS

4.01  EARNINGS ON DEFERRALS

      There shall be credited to each Participant's Account as of the end of each calendar quarter earnings on the balance(s) credited thereto. Such Net Income, determined pursuant to Section 1.15, shall be credited as though the amount credited to the Participant's Account pursuant to Section 3.01 was contributed on the normal payment date for such Compensation. When a Participant terminates his status as a Director with the Bank, earnings shall be credited to such Participant's account on a pro rata basis from the normal payment date for such Compensation to the payment starting date.

4.02  VESTING

      The interest of each Participant in any benefit accrued hereunder shall be fully vested and nonforfeitable at all times, except as provided in Section 8.06.

                     ARTICLE IV - DISTRIBUTION OF DEFERRALS

5.01  PAYMENT UPON RETIREMENT

      If a Participant terminates his position as a Director due to retirement on an Early Retirement Date or on the Participant's Normal Retirement Date (or thereafter), the amount distributable to the Participant (determined pursuant to
Section 5.07) as of such retirement date, plus earnings as described below, shall be paid to the Participant in 120 monthly installments. The amount of each payment shall be such as to pay out, in equal installments, the amount distributable to the Participant as of the payment starting date, together with interest on the declining balance of such amount. The rate of interest to be applied shall be the rate specified in Section 1.15.

5.02  PAYMENT UPON TERMINATION AS A DIRECTOR

      If a Participant terminates his position as a Director with the Bank for any reason other than retirement or death, the amount distributable to the Participant (determined pursuant to Section 5.07) as of the date of termination shall promptly be distributed to the Participant in a cash lump sum. Where a termination occurs and the Director is eligible for retirement, the termination shall be treated as retirement for purposes of distributions to be made under this Plan.

5.03  PAYMENT UPON DEATH

      In the event of a Participant's death as an active Director, the amount distributable to the Participant (determined pursuant to Section 5.07) shall be paid to the Participant's Beneficiary or Beneficiaries in 60 monthly installments. The amount of each payment shall be such as to pay out, in equal installments, the total amount distributable as of the payment starting date, together with interest on the declining balance of such amount. The rate of interest to be applied shall be the rate specified in Section 1.15. The payment starting date shall be as soon as reasonably possible under the circumstances.

     If the Participant's death occurs after the Participant has terminated his position as a Director but prior to receiving all amounts distributable to his under this Plan, the remaining amounts due the Participant will be paid to the Participant's Beneficiary or Beneficiaries. Such payment will be made in the same amount and manner as was scheduled to be paid to the Participant unless the Participant prior to his death had filed a written election (received and approved by the Administrative Committee) specifying an alternative manner of distribution upon death.

5.04  OPTIONAL METHODS OF PAYMENT

      Notwithstanding Sections 5.01, 5.02, and 5.03, with the Committee's approval, a Participant may, on the application filed pursuant to Section 3.02, irrevocably elect to receive payment of the amount distributable to the Participant or to a designated Beneficiary or Beneficiaries (determined pursuant to Section 5.07), in accordance with one of the following options:

      (a) A cash lump sum payable promptly upon termination as a Director (for any reason, including death or retirement).

      (b) 60 monthly installments promptly after termination for any reason. The amount of each monthly payment shall be such as to pay out, in equal installments, the amounts distributable to the Participant or a designated Beneficiary or Beneficiaries as of the payment starting date, together with interest on the declining balance of such amount. The rate of interest to be applied shall be the rate specified in
          Section 1.15.

      (c) Any other method selected by the Participant which is approved by the Administrative Committee in its sole and absolute discretion.

5.05  DEFERRED ELECTION

      Notwithstanding Section 5.01, 5.02, 5.03, and 5.04, a Participant may, on the application filed by him pursuant to Section 3.02, elect to defer the time by which he is required to elect the method of payment for his benefit hereunder attributable to the Plan Year for which the election is made. Any such Participant may elect one of the options set forth in Section 5.04 at any time prior to termination of employment. If such a Participant fails to make a timely election, the benefit payable hereunder shall be paid in accordance with Sections 5.01, 5.02, or 5.03, as appropriate. Nothing in this Section 5.05 shall be construed to permit a Participant to elect more than one method of payment, except as provided in Section 5.04(c).

5.06  DISABLED PARTICIPANT

      A Participant who is on a leave of absence due to disability, or who is otherwise not engaged as an active Director with the Bank due to disability, shall not be entitled to a distribution of benefits hereunder until the earlier of (i) the Participant's retirement date, (ii) the termination by Participant as a Director, or (iii) the Participant's death (whereupon distribution shall be made to the Participant's Beneficiary or Beneficiaries as hereinabove provided).

5.07  AMOUNT DISTRIBUTABLE

      The amount distributable to a Participant or any designated Beneficiary or Beneficiaries as of any date specified in this Plan shall be an amount equal to the balance credited to the Participant's Account as of said date pursuant to Sections 3.01 and 4.01.

5.08 SMALL BENEFIT

     Notwithstanding any provision in Sections 5.01 through 5.07 to the contrary, if the amount distributable in a form other than a cash lump sum to a Participant or Beneficiary is twenty-five thousand dollars ($25,000) or less, such amount shall be paid in the form of a cash lump sum to the Participant or Beneficiary, as applicable. Notwithstanding the preceding sentence, Participant may, on the application filed pursuant to Section 3.02, irrevocably elect to receive payment of a small benefit distributable to Participant or Beneficiary (as applicable) in the minimum amount of $500 per month.

     Furthermore, notwithstanding any election made by the Participant, the Administrative Committee has the unilateral authority to increase any monthly installment such that the monthly payment would be no less than would be required to pay out the entire balance in 120 equal installments, together with interest on the unpaid balance at the rate specified in Section 1.15.

5.09  FINANCIAL HARDSHIP EXCEPTION

     Notwithstanding anything herein to the contrary, in the event a Participant suffers a financial hardship of such magnitude that it would qualify as a hardship under standards similar to those provided by Section 401(k) (2) (B)
(vi) of the Internal Revenue Code of 1986, the Administrative Committee shall have the option of accelerating the time of payment of any deferrals previously made by the Participant to the extent necessary to alleviate such hardship.

                   ARTICLE V - THE ADMINISTRATIVE COMMITTEE

6.01  ADMINISTRATIVE COMMITTEE

      The Administrative Committee, as appointed by the Board of Directors, shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of the Administrative Committee shall be taken pursuant to a majority vote, or with the written consent of a majority of its members, and such action shall constitute the action of the Administrative Committee and be binding the same as if all members had joined therein. A quorum of the Administrative Committee shall consist of two members. A member of the Administrative Committee shall not vote or act upon any matter which relates solely to such member as a Participant. Any member may execute any certificate or other written direction on behalf of the Administrative Committee. Third persons dealing with the Administrative Committee may conclusively rely upon any certificate or other written direction signed by a member which purports to have been duly authorized by the Administrative Committee.

6.02  RIGHTS AND DUTIES

      The Administrative Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

      (a) To determine all questions relating to the eligibility of Directors to participate;

      (b) To certify the amount of Compensation, if any, declared by the Board of Directors as payable to Participants and their Beneficiaries;

      (c) To maintain or to designate any person or entity to maintain all the necessary records for the administration of the Plan;

      (d) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

      (e) To provide for disclosure of all information and filing or provision of all reports and statements to Participants or Beneficiaries under this Plan or to governmental bodies as shall be required by ERISA; and

      (f) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, consideration of such claims, review of claim denials and issuance of decisions on review. Such claims procedures at a minimum shall consist of the following:

          (i) The Administrative Committee shall notify Participants and, where appropriate, Beneficiaries, of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

          (ii) The Administrative Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than sixty (60) days after the date of the claim; the claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such sixty (60) day period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (1) the specific reason or reasons for the denial, (2) specific reference to any provisions of this Plan on which denial is based, (3) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (4) an explanation of the procedure for further reviewing the denial of the claim under the Plan.

          (iii) The Administrative Committee shall establish a procedure for review of claim denials, with such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review, with the claimant or his duly authorized representative having sixty (60) days after receipt of denial of his claim to request such review, and having the right to review all pertinent documents and the right to submit issues and comments in writing.

          (iv) The Administrative Committee shall establish a procedure for issuance of a decision by the Committee not later than sixty
                (60) days after receipt of
                a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, with specific reference to any provision of the Plan on which the decision is based.

     All action of the Administrative Committee shall be conclusive on all persons interested in the Plan, except to the extent otherwise specifically indicated herein. The Administrative Committee may appoint a Plan administrator and other agents, and delegate thereto such powers and duties in connection with the administration of the Plan as the Administrative Committee may from time to time prescribe.

6.03  INFORMATION

      To enable the Administrative Committee to perform its functions, the Bank shall supply full and timely information to such Committee on all matters relating to the payment of Compensation of all Participants, their Director status, their retirement, death, or the cause for termination as a Director, and such other pertinent facts as the Administrative Committee may require.

6.04  COMPENSATION, INDEMNITY, AND LIABILITY

      The members of the Administrative Committee shall serve without bond, except as otherwise required by law, and without compensation for their services hereunder. All expenses of the Administrative Committee shall be paid by the Bank and the Bank shall furnish the Administrative Committee with such clerical and other assistance as is necessary in the performance of its duties.

     No member of the Administrative Committee shall be liable for any act or omission of any other member of the Administrative Committee nor for any act or omission on his own part, excepting only his own willful misconduct or gross negligence. The Bank shall indemnify and save harmless each member of the Administrative Committee against any and all expenses and liabilities arising out of his membership on the Administrative Committee, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence.

                   ARTICLE VI - AMENDMENT AND DISCONTINUANCE

7.01  AMENDMENTS

      The Board of Directors shall have the right to amend this Plan from time to time or to cancel any amendments.

7.02  DISCONTINUANCE OF PLAN

      It is the expectation of the Bank that this Plan will be continued indefinitely, but continuance of the Plan is not assumed as a contractual obligation of the Bank, and the right is reserved by the Bank at any time to reduce, suspend, or discontinue this Plan; provided, however, the Bank shall in no event have the power to reduce the amount already paid or credited to a Participant.

                          ARTICLE VII - MISCELLANEOUS

8.01  NO INTEREST IN ASSETS

      No Participant or any other person shall have any interest in any fund or in any specific asset of the Bank by reason of any amount credited to him hereunder, nor any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. There shall be no funding of any benefits which may become payable hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Bank. Nothing in the Plan shall be deemed to give any Director of the Bank any right to participate in the Plan, except in accordance with the provisions of the Plan.

8.02  LIMITATION ON RIGHTS OF DIRECTORS

      Neither the adoption nor the amendment of the Plan, nor any action of the Board of Directors of the Bank, shall be held or construed to confer on any person any legal right to be continued as a Director of the Bank or to receive any particular level of compensation.

8.03  RESTRICTION AGAINST ASSIGNMENT

      The Bank shall pay all amounts payable hereunder only to the person(s) designated by the Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his Beneficiaries, or successors in interest, nor shall it be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever.

     Notwithstanding the above, nothing herein shall be deemed a waiver of the Bank's right of offset as set forth in the laws of the State of California.

8.04  RECEIPT OR RELEASE

      Any payment to any Participant or his Beneficiary in accordance with the provisions of this Agreement shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Bank, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.05  PAYMENT ON BEHALF OF MINOR

      In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Bank.

8.06  FORFEITURE

      Any payment or distribution to a Participant under the Plan which is not claimed by the Participant, Beneficiary, or other person entitled thereto within three years after becoming payable shall be forfeited and cancelled and shall remain with the Bank, and no other person shall have any right thereto or interest therein. The Bank shall not have any duty to give notice that amounts are payable under the Plan to any person other than the Participant and the designated Beneficiary or Beneficiaries.

8.07  WITHHOLDING

      The Bank shall deduct from the amount of all distributions under the Plan any taxes required to be withheld by the Federal or any state or local government.

8.08  CALIFORNIA LAW GOVERNS

      This Plan shall be construed, regulated and administered under the laws of the State of California. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions thereof shall continue to be fully effective.

8.09  INTERPRETATION

      Headings and subheadings in the Plan are inserted for convenience only and are not to be considered in the construction of the provision thereof. Singular nouns may include the plural and plural nouns may include the singular where appropriate. The masculine gender may mean the feminine and/or neuter gender where appropriate.

8.10  INSTRUMENT IN COUNTERPARTS

      This Plan has been executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.11  SUCCESSORS AND ASSIGNS

      This Plan shall insure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

      Executed at Pomona, California on the 29th day of March, 1996.

                                               POMONA FIRST FEDERAL BANK & TRUST

                                               By /s/ [ILLEGIBLE SIGNATURE]
                                                  ------------------------------

Approved as to form:                           Title  PRESIDENT / CEO
                                                     ---------------------------


                                               By /s/ [ILLEGIBLE SIGNATURE]
                                                  ------------------------------

/s/ [ILLEGIBLE SIGNATURE]                      Title  S.V.P.
-----------------------------------                  ---------------------------
Counsel for Bank                                      Director of Administrative
                                                      Services